EXHIBIT 10.1

FOURTH AMENDMENT

THIS FOURTH AMENDMENT TO THE RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of May 5, 2017, is entered into by and among T-Mobile PCS Holdings LLC, a Delaware limited liability company (“T-Mobile PCS Holdings”), and T-Mobile Airtime Funding LLC, a Delaware limited liability (the “Funding Purchaser”).
WHEREAS, T-Mobile PCS Holdings and the Funding Purchaser are parties to that certain Receivables Sale and Contribution Agreement, dated as of February 26, 2014, as amended by that certain First Amendment to the Receivables Sale and Contribution Agreement, dated as of November 28, 2014, that certain Second Amendment to the Receivables Sale and Contribution Agreement, dated as of January 9, 2015, and that certain Third Amendment to the Receivables Sale and Contribution Agreement, dated as of November 30, 2016 (collectively, the “Agreement”);
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

2.	Amendment to Section 5.02. Effective as of the date hereof, Section 5.02 of the Agreement is amended and restated in its entirety to read as follows:
“Repurchases of Aged Receivables and EPS Receivables; Retransfers of Incipient Written-Off Receivables. In the event that the Funding Purchaser, pursuant to Section 5.1 of the Receivables Purchase Agreement, repurchases from the Purchaser Aged Receivables or EPS Receivables, then without further action on the part of T-Mobile PCS Holdings or the Funding Purchaser, each such Aged Receivable or EPS Receivable shall be immediately thereafter automatically repurchased by T-Mobile PCS Holdings (a) in the case of Aged Receivables (which are not EPS Receivables) at a repurchase price equal to the original Purchase Price for such Receivable (an amount equal to (i) the Outstanding Balance of such Purchased Receivable on the date of repurchase minus (ii) the Discount with respect to such Purchased Receivable) and (b) in the case of EPS Receivables at a repurchase price equal to (i) the EPS Fair Value Percentage of (ii) the Outstanding Balance of such Purchased Receivable on the date of repurchase. Such repurchase prices shall be paid by T-Mobile PCS Holdings in cash to the Funding Purchaser. In the event that the Funding Purchaser, pursuant to Section 5.1(a) of the Receivables Purchase Agreement, repurchases from the Purchaser Receivables that immediately prior to such repurchase will become Written-Off Receivables (each such Receivable, an “Incipient Written-Off Receivable”), then without further action on the part of

T-Mobile PCS Holdings or the Funding Purchaser, each such Incipient Written-Off Receivable shall be immediately thereafter automatically retransferred to T-Mobile PCS Holdings. All such repurchases and retransfers shall be made without recourse to, and without warranty of any kind by, the Funding Purchaser, and all representations and warranties are hereby expressly disclaimed.”

3.
Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.

4.
Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.

5.
Counterparts. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

6.	Further Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

7.	Section Headings. The section headings in the Amendment are for reference only and shall not affect the construction of this Amendment.

8.
Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 8.06, 8.12 and 8.13 of the Agreement are hereby incorporated by reference as if fully set forth herein, except that references therein to “this Agreement” shall be construed herein as references to the Agreement, as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date written above.

T-MOBILE AIRTIME FUNDING LLC, as Funding Purchaser	T-MOBILE PCS HOLDINGS LLC, as Seller

By: /s/ Dirk Wehrse Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer	By: /s/ Dirk Wehrse Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer

Fourth Amendment to Contribution Agreement

ACKNOWLEDGED AND ACCEPTED:

T-MOBILE US, INC., as Performance Guarantor

By: /s/ Dirk Wehrse Name: Dirk Wehrse Title: Senior Vice President, Treasury & Treasurer

Fourth Amendment to Contribution Agreement

BILLING GATE ONE LLC, as Purchaser under the Master Receivables Purchase Agreement
By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

By: /s/ Sandra Battaglia Name: Sandra Battaglia Title: Vice President

Fourth Amendment to Contribution Agreement

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchasing Agent and a Bank Purchaser

By: /s/ Bjoern Mollner Name: Bjoern Mollner Title: VP	By: /s/ Björn Reinecke Name: Björn Reinecke Title: Assistant Vice President

Fourth Amendment to Contribution Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as Bank Collections Agent and a Bank Purchaser

By: /s/ Stephan Stamm Name: Stephan Stamm Title: Managing Director	By: /s/ Ed Langendam Name: Ed Langendam Title: Managing Director

Fourth Amendment to Contribution Agreement

AUTOBAHN FUNDING COMPANY LLC as the Conduit Purchaser and as a Bank Purchaser

By:/s/ Alexander Ploch Name:Alexander Ploch Title:Vice President	By:/s/ Christian Haesslein Name:Christian Haesslein Title:Director

DZ Bank AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, New York Branch as the Conduit Agent

By: /s/ Alexander Ploch Name: Alexander Ploch Title: Vice President	By: /s/ Christian Haesslein Name: Christian Haesslein Title: Director

Fourth Amendment to Contribution Agreement